UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2010

DEVELOCAP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-150613	26-3030202
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Khuong Viet St, Phu Trung Ward, Tan Phu Dist.

Ho Chi Minh City, Vietnam

(Address of principal executive offices) (zip code)

(848) 5406 7624

 (Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2010, Nguyen Van Thong resigned as the chief financial officer and as a director of Develocap, Inc. (the “Company”) and Tran Viet Thang was elected the chief financial officer and a director of the Company.

From November 2008 to December 2009, Mr. Thang, 27, was the Analyst Manager of Asean Capital Inc. From June 2007 to October 2008, Mr. Thang was the Senior Investment Analyst of Empower Securities Corporation and T.I.M Investment and Management Consulting JSC. From June 2005 to May 2007, Mr. Thang worked as an Audit Associate for PricewaterhouseCoopers (Vietnam) Ltd.

Mr. Thang has been a lecturer of financial and management accounting at Hoa Sen University and Vietsourcing Training Centre for the ACCA-CAT program since 2008. He graduated from Ho Chi Minh City University of Economics as a Bachelor of Economics, majored in Accounting and Auditing in 2005.  In 2009, he received the ACCA qualification and is now an ACCA Affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOCAP, INC.

Dated: January 7, 2010

By: /s/ Haley Manchester

Name: Haley Manchester

Title: Chief Executive Officer

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